UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2011

INTERNATIONAL COAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32679 (Commission File Number)	20-2641185 (IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia (Address of Principal Executive Offices)	25560 (Zip Code)

Registrant’s telephone number, including area code:  (304) 760-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act") was enacted. Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the "Mine Act") issued by the federal Mine Safety and Health Administration ("MSHA").

On May 5, 2011, a third-party contractor for ICG Knott County, LLC, a subsidiary of International Coal Group, Inc., received an imminent danger order under section 107(a) of the Mine Act. ICG Knott County retained a third-party contractor to perform general housekeeping services on the surface at its Classic Mine. MSHA issued the 107(a) imminent danger order asserting that the contractor’s employee failed to wear safety glasses while using a gasoline-powered weed-eater to cut weeds at the mine site. The withdrawal order alleges that the weeds were “waist-high in some areas and have stalks measuring 3/8 of an inch in diameter.” The order notes that actual grass and weed clippings were observed to be physically present on the employee’s face in close proximity to his eyes. The withdrawal order was immediately terminated when the worker put on his safety glasses.  While the Classic Mine is an underground mine, all events noted in the order occurred on the surface.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

Date:  May 6, 2011

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